EXHIBIT 99.1

3D Systems Reports Second Quarter and Six Months 2015 Financial Results

ROCK HILL, S.C., Aug. 6, 2015 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today its financial results for the second quarter and first six months of 2015.

For the second quarter of 2015, the company reported revenue of $170.5 million, an increase of 13% over the comparable quarter in 2014, or a 22% increase on a constant currency basis. The company reported a GAAP loss of $0.12 per share and non-GAAP earnings of $0.03 per share.

A challenging operating environment contributed to an overall decline in organic revenue of 5% compared with the second quarter of 2014. At constant currency rates, organic growth was 2% for the second quarter.

Strengthening demand for the company's products and services resulted in a 25% increase in revenue in EMEA, compared to the second quarter of 2014. Continued macroeconomic weaknesses in APAC compressed revenue by 9%. Moderate recovery in the Americas held revenue growth to 15%.

Overall, the company experienced sequential growth in its SLA, SLS and DMP 3D printers as industrial customers, including aerospace and healthcare, began to resume purchasing. MJP and CJP 3D printer units leveled off sequentially after several periods of progressive decline.

Gross profit margin remained flat at 47.9% compared to the second quarter of 2014. While gross profit margins from materials and services increased, an inventory write-off and higher than normal manufacturing variances attributable to consolidation of production facilities restricted total gross profit margin expansion.

For the second quarter of 2015, the company reported operating expenses of $105.5 million, inclusive of $25.7 million of R&D expenditures, resulting in a sequential cash operating expenses increase of 11% primarily from the integration of acquisitions. The company used $6.4 million of cash in operations during the second quarter and had $171.2 million of cash on hand at the end of June.

For the second quarter of 2015, the company reported a GAAP net loss of $13.7 million, or a $0.12 loss per share, and non-GAAP net income of $3.1 million, or $0.03 earnings per share.

For the first six months of 2015, revenue grew 11% to $331.2 million, or a 19% increase on a constant currency basis, resulting in a GAAP loss of $0.24 per share and non-GAAP earnings of $0.07 per share.

"We are disappointed with our overall results," said Avi Reichental, President and Chief Executive Officer, 3DS. "While a period of high growth enabled us to acquire strategic assets and build critical expertise, our rapid expansion permitted certain operating inefficiencies that we are currently addressing. Specifically, we are enhancing the quality of our products and services, accelerating synergy and cost reduction measures, driving process improvements and working closely with our channel partners to improve our sales operations and worldwide coverage."

Recent Business Highlights

The company is focusing on leveraging its domain expertise in key verticals into new products and partnerships that it believes will drive incremental adoption, including:

  Expanded its presence and coverage in China through the acquisition of Easyway
  Broadened its partner network with the addition of Konica Minolta Australia, HK 3D in the United Kingdom, and MLC CAD Systems in the United States
  Entered into additional agreements with the Air Force Research Laboratory, Honeywell and the U.S. Navy, expanding the company's relevance in aerospace and defense research and development activities
  Expanded its CubePro™ 3D printer capabilities with Infinity™ rinse-away water soluble support material
  Extended its education coverage by entering new distribution agreements with Douglas Stewart EDU and Thermo Fisher Scientific and strengthened its K-12 offering by integrating STEAMtrax's curricula into its education kits

"While industry conditions may constrain growth rates in the near term, we believe our focus on quality, innovation, operational excellence and partner friendliness will enhance our customer attractiveness and deliver greater earnings power as industry growth resumes," concluded Reichental.

Q2 Conference Call and Webcast

The company expects to release second quarter results and to file its Form 10-Q with the Securities and Exchange Commission on August 6, 2015. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Thursday, August 6, 2015, at 8:30 a.m. Eastern Time.

Date: Thursday, August 6, 2015

Time: 8:30 a.m. Eastern Time

Listen via Internet: www.3dsystems.com/investor

Participate via telephone:

Within the U.S.: 1-877-407-8291
Outside the U.S.: 1-201-689-8345

The recorded webcasts will be available beginning approximately two hours after each live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company, including but not limited to, statements about management's expectations regarding the company's performance, initiatives and strategies. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. 3D Systems undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Presentation of Information in This Press release

To facilitate a better understanding of the impact that several strategic acquisitions had on its financial results, the company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, litigation settlements, loss on conversion of notes and stock-based compensation expense. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems

3D Systems provides the most advanced and comprehensive 3D digital design and fabrication solutions available today, including 3D printers, print materials and cloud-sourced custom parts. Its powerful ecosystem transforms entire industries by empowering professionals and consumers everywhere to bring their ideas to life using our vast material selection, including plastics, metals, ceramics and edibles. 3DS' leading personalized medicine capabilities save lives and include end-to-end simulation, training and planning, and printing of surgical instruments and devices for personalized surgery and patient specific medical and dental devices. Its democratized 3D digital design, fabrication and inspection products provide seamless interoperability and incorporate the latest immersive computing technologies. 3DS' products and services disrupt traditional methods, deliver improved results and empower our customers to manufacture the future now.

Leadership Through Innovation and Technology

  3DS invented 3D printing with its Stereolithography (SLA) printer and was the first to commercialize it in 1989.
  3DS invented Selective Laser Sintering (SLS) printing and was the first to commercialize it in 1992.
  3DS invented the ColorJet Printing (CJP) class of 3D printers and was the first to commercialize 3D powder-based systems in 1994.
  3DS invented MultiJet Printing (MJP) printers and was the first to commercialize it in 1996.
  3DS' Medical Modeling pioneered virtual surgical planning (VSP) and its services are world-leading, helping many thousands of patients on an annual basis.

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3dsystems.com.

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations and
Comprehensive Income (Loss)
Quarter and Six Months Ended June 30, 2015 and 2014

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2015	2014	2015	2014
Revenue:
Products	$ 104,577	$ 99,984	$ 204,399	$ 201,178
Services	65,927	51,528	126,827	98,092
Total revenue	170,504	151,512	331,226	299,270
Cost of sales:
Products	57,484	51,232	107,960	98,048
Services	31,393	27,882	62,655	53,352
Total cost of sales	88,877	79,114	170,615	151,400
Gross profit	81,627	72,398	160,611	147,870
Operating expenses:
Selling, general and administrative	79,738	50,322	154,030	99,042
Research and development	25,731	17,714	47,947	34,949
Total operating expenses	105,469	68,036	201,977	133,991
Income (loss) from operations	(23,842)	4,362	(41,366)	13,879
Interest and other expense, net	89	1,476	2,656	2,524
Income (loss) before income taxes	(23,931)	2,886	(44,022)	11,355
Provision (benefit) for income taxes	(10,096)	694	(17,039)	4,253
Net income (loss)	(13,835)	2,192	(26,983)	7,102
Less net income attributable to noncontrolling interests	(139)	67	(106)	100
Net income (loss) attributable to 3D Systems Corporation	$ (13,696)	$ 2,125	$ (26,877)	$ 7,002
Net income (loss) per share available to 3D Systems Corporation common stockholders — basic and diluted	$ (0.12)	$ 0.02	$ (0.24)	$ 0.07

Other comprehensive income (loss):
Pension adjustments, net of taxes	$ (3)	$ 26	$ 262	$ 45
Foreign currency translation loss	13,011	1,621	(7,946)	1,634
Other comprehensive income (loss)	13,008	1,647	(7,684)	1,679
Less foreign currency translation gain (loss) attributable to noncontrolling interests	(1,581)	(24)	(1,706)	2
Other comprehensive loss attributable to 3D Systems Corporation	14,589	1,671	(5,978)	1,677

Comprehensive income (loss)	(827)	3,839	(34,667)	8,781
Less comprehensive income (loss) attributable to noncontrolling interests	(1,720)	43	(1,812)	102
Comprehensive income (loss) attributable to 3D Systems Corporation	$ 893	$ 3,796	$ (32,855)	$ 8,679

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
June 30, 2015 and December 31, 2014

	June 30,	December 31,
(in thousands, except par value)	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$ 171,217	$ 284,862
Accounts receivable, net of allowance for doubtful accounts of $15,559 (2015) and $10,300 (2014)	149,492	168,441
Inventories, net	130,735	96,645
Prepaid expenses and other current assets	29,237	15,769
Current deferred income tax asset	22,099	14,973
Total current assets	502,780	580,690
Property and equipment, net	86,984	81,881
Intangible assets, net	287,486	251,561
Goodwill	627,131	589,537
Long term deferred income tax asset	705	816
Other assets, net	20,867	21,485
Total assets	$ 1,525,923	$ 1,525,970
LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt and capitalized lease obligations	$ 528	$ 684
Accounts payable	63,687	64,378
Accrued and other liabilities	45,364	44,219
Customer deposits	7,636	6,946
Deferred revenue	39,575	32,264
Total current liabilities	156,790	148,491
Long term portion of capitalized lease obligations	8,486	8,905
Long term deferred income tax liability	31,153	30,679
Other liabilities	33,503	34,898
Total liabilities	229,932	222,973
Redeemable noncontrolling interests	8,872	8,872

Stockholders' equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 112,325 (2015) and 112,233 (2014)	112	112
Additional paid-in capital	1,266,862	1,245,462
Treasury stock, at cost: 342 shares (2015) and 709 shares (2014)	(235)	(374)
Accumulated earnings	45,247	72,124
Accumulated other comprehensive income (loss)	(30,384)	(24,406)
Total 3D Systems Corporation stockholders' equity	1,281,602	1,292,918
Noncontrolling interests	5,547	1,207
Total stockholders' equity	1,287,149	1,294,125
Total liabilities and stockholders' equity	$ 1,525,953	$ 1,525,970

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30, 2015 and 2014

	Six Months Ended June 30,
(in thousands)	2015	2014
Cash flows from operating activities:
Net income (loss)	$ (26,983)	$ 7,102
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Benefit of deferred income taxes	(14,773)	(13,249)
Depreciation and amortization	41,895	24,390
Non-cash interest on convertible notes	—	193
Provision for bad debts	5,135	3,141
Provision for obsolete inventory	3,657	2,712
Stock-based compensation	20,050	15,638
Loss on the disposition of property and equipment	711	296
Changes in operating accounts:
Accounts receivable	25,899	(7,013)
Inventories	(37,774)	(18,423)
Prepaid expenses and other current assets	(13,332)	(6,630)
Accounts payable	(3,827)	12,983
Accrued and other liabilities	(11,393)	(3,029)
Customer deposits	678	1,818
Deferred revenue	2,411	1,544
Other operating assets and liabilities	1,293	(2,143)
Net cash provided by (used in) operating activities	(6,353)	19,330
Cash flows from investing activities:
Purchases of property and equipment	(12,196)	(8,965)
Additions to license and patent costs	(560)	(382)
Cash paid for acquisitions, net of cash assumed	(91,799)	(53,526)
Other investing activities	(1,750)	(300)
Net cash used in investing activities	(106,305)	(63,173)
Cash flows from financing activities:
Tax benefits from share-based payment arrangements	547	6,368
Proceeds from exercise of stock options and restricted stock, net	—	299,749
Repayment of capital lease obligations	942	1,437
Net cash provided by financing activities	(526)	(88)
Effect of exchange rate changes on cash	963	307,466
Net increase (decrease) in cash and cash equivalents	(1,950)	323
Cash and cash equivalents at the beginning of the period	(113,645)	263,946
Cash and cash equivalents at the end of the period	284,862	306,316
	$ 171,217	$ 570,262

3D Systems Corporation
Schedule 1
Earnings (Loss) Per Share
Quarter and Six Months Ended June 30, 2015 and 2014

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2015	2014	2015	2014
Numerator for basic and diluted net earnings per share:
Net income (loss) attributable to 3D Systems Corporation	$ (13,696)	$ 2,125	$ (26,877)	$ 7,002

Denominator for basic and diluted net earnings per share:
Weighted average shares	112,017	106,407	111,875	104,985

Earnings (loss) per share, basic and diluted	$ (0.12)	$ 0.02	$ (0.24)	$ 0.07

Interest expense excluded from diluted earnings per share calculation (a)	$ —	$ 206	$ —	$ 362
5.50% Convertible notes shares excluded from diluted earnings per share calculation (a)	—	876	—	876
Restricted stock units(b)	40	—	37	—

(a) Average outstanding diluted earnings (loss) per share calculation excludes shares that may be issued upon conversion of the outstanding senior convertible notes since the effect of their inclusion would have been anti-dilutive.
(b) Average outstanding diluted earnings (loss) per share calculation excludes restricted stock units since the effect of their inclusion would have been anti-dilutive.

3D Systems Corporation
Schedule 2
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income
Quarter and Six Months Ended June 30, 2015 and 2014

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2015	2014	2015	2014
GAAP net income (loss) attributable to 3D Systems Corporation	$ (13,696)	$ 2,125	$ (26,877)	$ 7,002
Cost of sales adjustments:
Amortization of intangibles	76	70	151	135
Operating expense adjustments:
Amortization of intangibles	17,405	8,141	31,846	17,269
Acquisition and severance expenses	1,936	2,405	5,176	3,395
Non-cash stock-based compensation expense	9,721	8,363	20,050	15,639
Interest and other expense adjustments:
Non-cash interest expense	—	98	—	194
Tax effect (a)	(12,293)	(4,579)	(21,998)	(11,952)
Non-GAAP net income	$ 3,149	$ 16,623	$ 8,348	$ 31,682

Non-GAAP basic and diluted earnings per share	$ 0.03	$ 0.16	$ 0.07	$ 0.30
(a) tax effect is based on each quarters reported tax rate
CONTACT: Investor Contact: Stacey Witten
         Email: Investor.relations@3dsystems.com

         Media Contact: Wendy Pinckney
         Email: Press@3dsystems.com